REORGANIZATION AND SHARE EXCHANGE AGREEMENT

BY AND AMONG

PIEDMONT MINING COMPANY, INC.,

FINANCIAL RESOLUTIONS OF AMERICA CORPORATION, AND

THE INDIVIDUALS LISTED ON SIGNATURE PAGES

DATED  MARCH 4, 2011

EXECUTION VERSION

i

Schedule 1 - List of FRAC Shareholders and Exchange Shares
Schedule 2- List of Liabilities to be Paid from Proceeds of Promissory Note
Schedule 3 - List of Assumed Liabilities
Schedule 4- Options/Warrants of PMC

Exhibit A - Definitions
Exhibit B - Series A Preferred Stock Purchase Agreement
Exhibit C - Certificate of Designation for Series C Preferred Stock

EXECUTION VERSION

REORGANIZATION AND SHARE EXCHANGE AGREEMENT

THIS REORGANIZATION AND SHARE EXCHANGE AGREEMENT (the “Agreement”) is made and entered into as of March 4, 2011 (“Effective Date”), by and among Piedmont Mining Company, Inc.,  a North Carolina corporation (“PMC”), Financial Resolutions of America Corporation, a California corporation (“FRAC”) (collectively, the “Companies” and individually, each a “Company”) and the shareholders of FRAC, as set forth on the signature pages to this Agreement (the “FRAC Shareholders"), with respect to the following facts:

RECITALS

A.           PMC is a exploration and mining company and also has a wholly-owned subsidiary, Piedmont Gold Company, Inc. (“Piedmont Gold”), and PMC’s class of Common Stock is registered with the Securities and Exchange Commission (“SEC”).

B.           FRAC is a corporation that operates a judgment recovery business using its proprietary servicing platform.

C.           FRAC Shareholders hold 100% of the outstanding shares and voting power of FRAC, in the amounts set forth opposite their respective names on Schedule 1 to this Agreement.

D.           Concurrently with execution of this Agreement, FRAC intends to purchase, and PMC intends to sell a certain number of shares of PMC’s Series A Preferred Stock (the “Series A Shares”), which shall contain voting rights that constitute over 66 2/3% of the voting power of PMC, to FRAC in exchange for a promissory note in the amount of $479,290.

E.           Following execution of this Agreement and FRAC’s purchase of the Series A Shares, PMC, with the advice, assistance, and cooperation of FRAC will conduct a private placement of PMC Series B Preferred Stock in amount of up to $10 million based, in part, on the transactions contemplated by this Agreement.  In the event less than $10 million is raised in the private placement by March 31, 2011, FRAC will have the right to return the Series A Shares in exchange for PMC’s cancellation of the promissory note or proceed with the Exchange (as defined below).

F.           Upon raising $10 million in the private placement or FRAC’s election to proceed after raising a minimum of $2 million, PMC will acquire from the FRAC Shareholders, and each FRAC Shareholder will sell and transfer to PMC, all of the shares of FRAC owned by them on the Closing Date (as defined below) in exchange for shares of Series C Preferred Stock of PMC (“Series C Preferred Stock”), convertible into shares of PMC Common Stock on the terms and conditions set forth below.

G.           Upon consummation of the Exchange (as defined below) PMC will have acquired FRAC's judgment recovery business and, in order to separate its current exploration and mining business from the judgment recovery business, PMC will spin-off its current exploration and mining operations and wholly-owned subsidiary, Piedmont Gold Company, Inc. (“Piedmont Gold”), by means of a dividend distribution of shares of Piedmont Gold Common Stock to the holders of PMC Common Stock prior to the Exchange (“PMC Dividend”).

H.           It is also intended that as soon as practicable following the Exchange, PMC will take certain corporate actions to effectuate or cause to be effectuated an increase in its authorized common stock, a redomicile of PMC from North Carolina to Delaware (“Redomicile”), and a reverse stock split of PMC’s outstanding shares of common stock in a ratio of 1 for 78.376025 (“Reverse Stock Split”), subject to approval of holders entitled to vote on such matters.

I.           It is intended that, for federal income tax purposes, the Exchange will qualify as an exchange described in Section 351 of the of the Internal Revenue Code of 1986, as amended (the “Code”) and a reorganization described in Section 368 of the Code, and as a result of which, among other things PMC will acquire all of the issued and outstanding shares FRAC in exchange for Series C Preferred Stock.

NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
SALE AND ISSUANCE OF SERIES A SHARES
AND FRAC PRIVATE PLACEMENT

Section 1.1 Definitions.  Terms not otherwise defined herein shall have the meanings set forth in Exhibit A.

Section 1.2 Sale and Issuance of Series A Shares.  Concurrently with or promptly after, execution of this Agreement, PMC shall issue and sell the Series A Shares to FRAC in exchange for a promissory note in the amount of $479,290 (the “Promissory Note”), upon the terms and subject to the conditions of a Series A Preferred Stock Purchase Agreement, in substantially the form attached hereto as Exhibit B (“Series A Purchase Agreement”).   The Series A Shares will represent over 66-2/3% of the voting power of PMC prior to the Exchange.  The Promissory Note will be immediately due and payable upon the closing of the Exchange. Proceeds from the Promissory Note shall be used to pay the liabilities set forth in Schedule 2.

Section 1.3 Private Placement.  Promptly after execution of this Agreement, PMC, with the advice, assistance and cooperation of FRAC, will commence a private placement, of shares of PMC Series B Preferred Stock in an amount of up to $10,000,000 (the “Private Placement”), based in part, on the transactions contemplated by this Agreement. Prior to the Exchange, all funds raised in the Private Placement will be held in escrow and subscriptions to acquire Series B Preferred Stock will be subject, at all times, to approval by PMC and FRAC.  In the event that less than $10,000,000 is raised in the Private Placement on or before March 31, 2011, FRAC will have the right, in its sole discretion and upon written notice to PMC, to (i) extend such date to April 30, 2011, (ii) terminate this Agreement and request PMC to cancel the Private Placement, cause the return of all funds then held in escrow and return the Series A Shares to PMC in exchange for its cancellation of all amounts due thereunder, or (iii) proceed with the Closing and Exchange with PMC by closing the Private Placement with the amount of funds then raised, so long as at least a minimum of $2,000,000 has been raised.  If such date is extended to April 30, 2011, then at any time prior to such date FRAC will have the right, in its sole discretion, to terminate this Agreement and request PMC to cancel the Private Placement or proceed with the Closing and Exchange with PMC closing the Private Placement upon raising the $2,000,000 minimum amount, as provided in subsections (ii) and (iii) above.

ARTICLE II
EXCHANGE OF SECURITIES

Section 2.1 The Exchange.  After raising $10 million in the Private Placement or upon receipt of written notice of FRAC’s intention to proceed as provided in Section 1.3 above, on the Closing Date (as defined in Section 3.1), PMC shall issue and deliver to each of the FRAC Shareholders such shares of Series C Preferred Stock set forth opposite each of their names in Schedule 1 and each such FRAC Shareholder shall sell, transfer and deliver to PMC, the number of issued and outstanding shares of FRAC set forth opposite such shareholder’s name on Schedule 1 hereto (“FRAC Shares”) along with a duly executed share assignment endorsed in favor of PMC (the “Exchange”).

Section 2.2 Fractional Shares. No certificates or scrip representing fractional Series C Preferred Stock shall be issued to any of the FRAC Shareholders upon the Exchange, and the number of Series C Preferred Stock issuable to any shareholder hereunder shall be rounded up or down to the nearest whole number.

Section 2.3 Authorized Share Increase; Reverse Stock Split; Redomicile; and Spin-Off.  As further described in Article VII of this Agreement, following the Exchange and after receipt of requisite shareholder approval, PMC shall take all necessary corporate action required to amend its Articles of Incorporation to increase its authorized shares of Common Stock in a sufficient amount to provide for all conversions of outstanding preferred stock (the “Authorized Share Increase”), effect the Reverse Stock Split, and the Redomicile.  In addition, upon or promptly following the Exchange, PMC shall issue the PMC Dividend to the shareholders of PMC existing prior to the Exchange and otherwise take all corporate action necessary to cause the spin-off of Piedmont Gold and PMC's exploration and mining operations (the “Spin-Off”).

Section 2.4 Post-Exchange Capitalization.  Following the Exchange and the Reverse Stock Split, PMC will have no more than Twenty Million (20,000,000) shares of Common Stock outstanding, on a fully-diluted basis, of which the FRAC Shareholders shall hold an aggregate of Nine Million (9,000,000) shares, on a fully-diluted basis and current PMC shareholders will hold an aggregate of One Million (1,000,000) shares.

Section 2.5 Satisfaction or Assumption of PMC Liabilities.  Prior to the Closing, PMC shall ensure that all PMC liabilities shall either be satisfied or assumed by third parties so that, following the Exchange and other transactions contemplated by this Agreement, PMC shall not have any assets or liabilities other than those assets or liabilities related to FRAC.  In connection therewith, PMC shall pay certain liabilities from the proceeds of the Promissory Note, have certain liabilities assumed by Piedmont Gold, and satisfy all remaining liabilities by delivery of shares of PMC retained by current shareholders of PMC, all as further detailed on Schedule 3

Section 2.6 Effects of Exchange and Reorganization.  Following the Exchange and other transactions contemplated by this Agreement, FRAC shall continue its current judgment recovery operations as a wholly-owned subsidiary of PMC.

ARTICLE III
THE CLOSING

Section 3.1 Closing Date.  Upon confirmation that the conditions to closing specified herein have been satisfied or duly waived, the closing of the Exchange and the other transactions contemplated by this Agreement (the “Closing”) shall take place at such location, date and time as PMC and FRAC may agree.  The time and date upon which the Closing actually occurs being referred to herein as the “Closing Date”).

Section 3.2 Transactions at Closing. At the Closing, the following transactions shall take place and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

               (a)           PMC shall deliver the following documents:

(i) Evidence of issuance of Series C Preferred Stock issued in the name of the FRAC Shareholders in the amounts set forth in Schedule 1 and registered on the books and records of PMC;

(ii) Evidence of payment, cancellation, assumption or other satisfaction of each of the liabilities of PMC indicated in Schedules 2 and 3;

(iii) Evidence of the cancellation of all issued and outstanding warrants, and options to acquire shares of PMC including, without limitation, those set forth in Schedule 4;

(iv) Certificate of good standing from the Secretary of State of the State of North Carolina , dated at or about the Closing Date, to the effect that PMC is in good standing under the laws of said state; and

(v) Resignation letters from each of the current officers and directors of PMC to be effective pursuant to Sections 7.13 and 7.14 hereof.

(b)   FRAC shall deliver or cause to be delivered the following documents and/or shall take the following actions:

(i) FRAC shall deliver to PMC share certificates in the name of PMC in respect of all issued and outstanding shares of FRAC in the amounts set forth in Schedule 1 and registered in the name of PMC in the books and records of FRAC; and

(ii) Certificate of good standing from the Secretary of State of the State of California, dated at or about the Closing Date, to the effect that FRAC is in good standing under the laws of said state.

(c)   The FRAC Shareholders shall deliver the following documents:

(i) to PMC, duly executed share assignments in the form acceptable to PMC and its counsel, effecting the immediate and unconditional sale, assignment and irrevocable transfer of all issued and outstanding shares of FRAC to PMC in the amounts set forth in Schedule 1, free and clear of any liens, or any other third party rights of any kind and nature, whether voluntarily incurred or arising by operation of law; and

(ii) to PMC, all share certificates evidencing such FRAC Shares.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PMC

PMC hereby makes the following representations and warranties to FRAC and each FRAC Shareholder all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing Date, as follows:

Section 4.1 Organization and Qualification.  PMC is duly organized, validly existing and in good standing under the laws of North Carolina, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect.  PMC is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not have a Material Adverse Effect.  Piedmont Gold is a wholly-owned subsidiary of PMC.

Section 4.2 Authorization.  PMC has the requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and to consummate the Exchange.

Section 4.3 Validity and Effect of Agreement.  This Agreement has been duly and validly executed and delivered by PMC and, assuming that it has been duly authorized, executed, and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of PMC in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally.

Section 4.4 No Conflict.  Neither the execution and delivery of this Agreement by PMC nor the performance of its obligations hereunder, nor the consummation of the Exchange, will: (i) conflict with PMC's Articles of Incorporation, or Bylaws as amended (the “Bylaws”); (ii) violate any statute, law, ordinance, rule or regulation, applicable to PMC or any of the properties or assets of PMC; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of PMC and/or affect any of the obligations hereunder, or result in the creation or imposition of any Lien upon any properties, assets or business of PMC under, any Contract or any order, judgment or decree to which PMC is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect on its obligation to perform its covenants under this Agreement.

Section 4.5 Required Filings and Consents.  The execution and delivery of this Agreement by PMC does not, and the performance of this Agreement by PMC will not, require any consent, approval, authorization or permit of, or filing with or notification to, Governmental Authority with respect to PMC except: (i) compliance with applicable requirements of the Securities Act, the Exchange Act and state securities laws (“Blue Sky Laws”); and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on PMC, or would not prevent or materially delay consummation of the Exchange or otherwise prevent the parties hereto from performing their respective obligations under this Agreement.

Section 4.6 Capitalization.  As of the date hereof, the authorized capital stock of PMC consists of 200,000,000 shares of Common Stock, no par value per share, of which 78,376,025 shares are issued and outstanding, and 50,000,000 shares of Preferred Stock, $1.00 par value per share, consisting of 200,000 shares designed as Series A Preferred Stock, all of which will be outstanding upon completion of the contemplated sale and issuance to FRAC, and 10,000,000 shares of Series B Preferred Stock, of which none are outstanding.  Except for the transactions contemplated by this Agreement and as disclosed in the SEC Documents (as defined below), there are no other share purchase agreements, pre-emptive rights, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from PMC any shares of capital stock of PMC and there are no contracts or commitments providing for the issuance of, or the granting of rights to acquire, any shares of capital stock of PMC or under which PMC is, or may become, obligated to issue any of its securities.

Section 4.7 Status of Securities.  The Series C Preferred Stock and the Common Stock issuable upon conversion of Series C Preferred Stock, when issued and allotted at the Closing in exchange for the shares of FRAC, will be duly authorized, validly issued, fully paid, non-assessable, and free of any pre-emptive rights, will be issued in compliance with all applicable laws concerning the issuance of securities, and will have the rights, preferences, privileges, and restrictions set forth in PMC's charter and bylaws, and will be free and clear of any Liens of any kind and duly registered in the name of the FRAC Shareholders, in PMC's shareholder’s ledger.

Section 4.8 SEC Reports and Financial Statements.  Since December 31, 2009, PMC has timely filed with the SEC all forms, reports, notices, schedules, statements and other documents and instruments required to be filed by it under any applicable law, and has heretofore made available (or promptly following filing will make available) to FRAC via the SEC Edgar System true and complete copies of, all such forms, reports, notices, schedules, statements and other documents and instruments required to be filed by it under the Exchange Act or the Securities Act (collectively, the “SEC Documents”).

Section 4.9 No Intellectual Property Rights or Infringement.  PMC does not own, has not obtained the right to use, and has not violated nor otherwise trespassed upon any patents, trademarks, service marks, trade names, copyrights, and applications, licenses and rights with respect to the foregoing, and/or any trade secrets, including know-how, inventions, designs, processes, works of authorship, computer programs and/or technical data and/or information.

Section 4.10 Litigation.  There is no Action pending or threatened against PMC that, individually or in the aggregate, directly or indirectly, would be reasonably likely to have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against PMC, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

Section 4.11 Taxes.  PMC has timely filed (or has had timely filed on its behalf) with the appropriate tax authorities all tax returns required to be filed by it or on behalf of it, and each such tax return was complete and accurate in all material respects, and PMC has timely paid (or has had paid on its behalf) all material Taxes due and owing by it, regardless of whether required to be shown or reported on a tax return, including Taxes required to be withheld by it. No deficiency for a material Tax has been asserted in writing or otherwise, to PMC’s Knowledge, against PMC or with respect to any of its assets, except for asserted deficiencies that either (i) have been resolved and paid in full or (ii) are being contested in good faith. There are no material Liens for Taxes upon PMC’s assets.

Section 4.12 Registration.  No order revoking the registration of PMC or its Common Stock under the Exchange Act has been issued by any court, securities commission or regulatory authority in the United States and no proceedings for such purpose are pending or, to the Knowledge of PMC, after reasonable inquiry, threatened.

Section 4.13 Trading.  No order suspending the sale or ceasing the trading or quotation of the Common Stock in the over the counter market has been issued by any court, securities commission or regulatory authority in the United States, and no proceedings for such purpose are pending or, to the Knowledge of PMC, after reasonable inquiry, threatened.

Section 4.14 Insurance.  PMC has no insurable properties and PMC does not maintain any insurance covering its assets, business, equipment, properties, operations, employees, officers, or directors.  To PMC's Knowledge since inception there has not been any damage, destruction or loss, which could have been deemed as an “Insurance Event.”

Section 4.15 Compliance.  PMC is in compliance with all foreign, federal, state and local laws and regulations of any Governmental Authority, except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.  PMC has not received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect. PMC does not, and is not require to, hold any permits, licenses or franchises from Governmental Authorities.

Section 4.16 Absence of Certain Changes.  Since September 30, 2010 except as described in the SEC Documents or as expressly permitted or required by this Agreement or made in connection with this Agreement or with the consent of FRAC, PMC has not:

(a) sold or otherwise issued any shares of capital stock;

(b) PMC has not sold, transferred, disposed of, or agreed to sell, transfer or dispose of, any material amount of its assets other than in the ordinary course of business;

(c) acquired any assets or incurred any liabilities in excess of $15,000 (excluding professional fees incurred in connection with this Agreement and contemplated transaction);

(d) amended its Articles of Incorporation or Bylaws;

(e) waived any rights of value which in the aggregate are extraordinary or material considering the business of PMC;

(f) made any material change in its method of management, operation, or accounting;

(g) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

(h) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been cancelled as of the Closing Date;

(i) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business;

(j) become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of PMC or become subject to any change or development in, or effect on, PMC that has or could reasonably be expected to have a Material Adverse Effect; or

(k) entered into any agreement to take any action described in clauses (a) through (i) above.

Section 4.17 Material Transactions or Affiliations.  Except as set forth herein and in the SEC Documents, there is no contract, agreement or arrangement between PMC and any person who was, at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by PMC to own beneficially, five percent or more of the issued and outstanding Common Stock and which is to be performed in whole or in part after the date hereof. PMC has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

Section 4.18 Employees.  PMC has no employees other than its officers and directors.  Except as set forth in the SEC Documents and the schedules attached hereto,  PMC has no liabilities and/or debts towards any such officers and directors. PMC has no agreement, obligation or commitment with respect to the election of any individual or individuals to PMC’s board of directors.

Section 4.19 Previous Sales of Securities.  PMC has, in the past, sold all Common Stock to investors in reliance upon applicable exemptions from the registration requirements under any applicable law including the laws of the United States and any applicable states and all such sales were made in accordance with the laws of said jurisdictions.

Section 4.20 Principals of PMC.  During the past ten years, no officer or director of PMC has been:

(a) the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b) the subject of any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c) the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(d) found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Section 4.21 Tax-Free Exchange.  PMC has not taken any action, nor does PMC know of any fact, that is reasonably likely to prevent the Exchange from qualifying as a “reorganization” within the meaning of Section 351 or 368 of the Code.

Section 4.22 Brokers and Finders.  Neither PMC, nor any of its respective officers, directors, employees, or managers, has employed any broker, finder, advisor or consultant, or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees, advisory fees or consulting fees in connection with the Exchange for which PMC has or could have any liability.

Section 4.23 Disclosure.  As of the Closing Date, except as disclosed in the SEC Documents, there is no known material fact or information relating to the business, condition (financial or otherwise), affairs, operations or assets of PMC and/or its subsidiaries that has not been disclosed in writing to FRAC and/or the FRAC Shareholders by PMC. No representation or warranty of PMC in this Agreement or any statement or document delivered in connection herewith or therewith, contained or will contain any untrue statement of a material fact or fail to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF FRAC

FRAC hereby makes the following representations and warranties to PMC,  all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing Date, as follows:

Section 5.1 Organization and Qualification.  FRAC is duly incorporated, organized and validly existing under the laws of California, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect. FRAC is duly qualified as a foreign corporation to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures to be so qualified as would not have a Material Adverse Effect.

Section 5.2 Authorization; Validity and Effect of Agreement.  FRAC has the requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and to consummate the Exchange. This Agreement has been duly and validly executed and delivered by FRAC and, assuming that it has been duly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of FRAC, in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally.

Section 5.3 No Conflict.  Neither the execution and delivery of this Agreement by FRAC nor the performance by FRAC of its obligations hereunder, nor the consummation of the Exchange, will: (i) conflict with FRAC’s Articles of Incorporation or Bylaws; (ii) violate any statute, law, ordinance, rule or regulation, applicable to FRAC or any of its properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of FRAC, or result in the creation or imposition of any Lien upon any properties, assets or business of Company under, any Material Contract or any order, judgment or decree to which FRAC is a party or by which it or any of its assets or Properties is bound or encumbered except, in the case of clauses (ii) or (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect on its obligation to perform its covenants under this Agreement.

Section 5.4 Required Filings and Consents.  The execution and delivery of this Agreement by FRAC does not, and the performance of this Agreement by FRAC will not require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, with respect to FRAC, except: (i) compliance with applicable requirements of the Securities Act, the Exchange Act, and Blue Sky Laws; and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FRAC, or materially delay consummation of the Exchange or otherwise prevent the parties hereto from performing their obligations under this Agreement.

Section 5.5 Capitalization.  The authorized capital stock of FRAC consists of 10,000,000 shares of Common Stock, no par value, of which 1,000,000 shares are issued and outstanding and 5,000,000 shares of Preferred Stock, no par value, none of which are issued and outstanding. All FRAC shares outstanding as of the date of this Agreement have been duly authorized and validly issued, are fully paid and non-assessable, and are free of pre-emptive rights. There are no options, warrants or other rights to acquire ownership interest in FRAC issued and outstanding.

Section 5.6 Financial Statements.  FRAC has previously furnished to PMC true and complete copies of its balance sheet for the period ended December 31, 2010 and the related statements of operations, cash flow and changes in stockholders equity, through December 31, 2010 (all of such financial statements of FRAC collectively, the “FRAC Financial Statements”).  The FRAC Financial Statements (including the notes thereto) present fairly in all material respects the financial position and results of operations and cash flows of FRAC at the date or for the period set forth therein.  The FRAC Financial Statements have been prepared from and in accordance with the books and records of FRAC and its subsidiaries, as applicable.

Section 5.7 No Undisclosed Liabilities.  Except as disclosed in the FRAC Financial Statements, FRAC does not have material liabilities, indebtedness or obligations, except those that have been incurred in the ordinary course of business, whether absolute, accrued, contingent or otherwise, and whether due or to become due, and to FRAC’s Knowledge, there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability, indebtedness or obligation.

Section 5.8 Properties and Assets.  FRAC has good and marketable title to, valid leasehold interests in, or the legal right to use, all of the assets, properties and leasehold interests currently used in its business.

Section 5.9 Litigation.  There is no Action pending or threatened against FRAC that, individually or in the aggregate, directly or indirectly, would be reasonably likely to have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against FRAC, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

Section 5.10 Taxes.  FRAC has timely filed (or has had timely filed on its behalf) with the appropriate tax authorities all tax returns required to be filed by it or on behalf of it, and each such tax return was complete and accurate in all material respects, and FRAC has timely paid (or has had paid on its behalf) all material Taxes due and owing by it, regardless of whether required to be shown or reported on a tax return, including Taxes required to be withheld by it. No deficiency for a material Tax has been asserted in writing or otherwise, to FRAC’s Knowledge, against FRAC or with respect to any of its assets, except for asserted deficiencies that either (i) have been resolved and paid in full or (ii) are being contested in good faith.  There are no material Liens for Taxes upon FRAC’s assets.

Section 5.11 Compliance.  To FRAC’s Knowledge, FRAC is in compliance with all federal, state and local laws and regulations of any Governmental Authority applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. FRAC has not received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect. To FRAC’s Knowledge, FRAC holds all permits, licenses and franchises from Governmental Authorities required to conduct its business as it is now being conducted, except for such failures to have such permits, licenses and franchises that would not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.12 Absence of Certain Changes.  Since the date of the most recent FRAC Financial Statements,

                 (i)           there has been no change or development in, or effect on, FRAC that has or could reasonably be expected to have a Material Adverse Effect,

(ii)           FRAC has not sold, transferred, disposed of, or agreed to sell, transfer or dispose of, any material amount of its assets other than in the ordinary course of business,

(iii)           FRAC has not paid any dividends or distributed any of its assets to any of its owners,

(iv)           FRAC has not acquired any material amount of assets except in the ordinary course of business, nor acquired or merged with any other business,

(v)           FRAC has not waived or amended any of its respective material contractual rights except in the ordinary course of business, and

(vi)           FRAC has not entered into any agreement to take any action described in clauses (i) through (v) above.

Section 5.13 Previous Sales of Securities.  FRAC has sold all FRAC Shares, as set forth in Schedule 1, to investors only in reliance upon applicable exemptions from the registration requirements under any applicable law including the laws of the United States of America.

Section 5.14 Principals of FRAC.  During the past ten years, no officer or director of FRAC has been:

(a) the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b) the subject of any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c) the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(d) found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Section 5.15 Brokers and Finders. FRAC has an obligation under separate agreement with Monarch Bay Associates, LLC.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF EACH FRAC SHAREHOLDER

Each FRAC Shareholder, severally and not jointly, hereby make the following representations and warranties to FRAC and PMC, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing Date, as follows:

Section 6.1 Authority and Validity.  Each FRAC Shareholder has all requisite power and authority to enter into, execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by this Agreement.  This Agreement has been duly executed by the FRAC Shareholder and constitutes the legal, valid, binding and enforceable obligation of the FRAC Shareholder, enforceable against the FRAC Shareholder in accordance with its terms.  No authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required in connection with the execution and delivery by the FRAC Shareholder of this Agreement or the performance by the FRAC Shareholder of its obligations hereunder.

Section 6.2 Validity.  Upon the execution and delivery of each other document to which each FRAC Shareholder is a party (assuming due execution and delivery by each other party thereto) each such other document will be the legal, valid and binding obligations of such FRAC Shareholder, enforceable against such FRAC Shareholder in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally.

Section 6.3 No Breach or Violation.  The execution, delivery and performance by each FRAC Shareholder of this Agreement and each other document to which it is a party, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with any agreement to which such FRAC Shareholder is a party, or by which such FRAC Shareholder or such FRAC Shareholder's Assets are bound or affected.

Section 6.4 Consents and Approvals.  No consent, approval, authorization or order of, registration or filing with, or notice to, any Government Authority or any other Person is necessary to be obtained, made or given by each FRAC Shareholder in connection with the execution, delivery and performance by such FRAC Shareholder of this Agreement or any other document to which it is a party or for the consummation by such FRAC Shareholder of the transactions contemplated hereby or thereby.

Section 6.5 Title.  FRAC shares to be delivered by each FRAC Shareholder in connection with the transactions contemplated herein are, and at the Closing will be owned, of record and beneficially, solely by such FRAC Shareholder, free and clear of any Lien and represent such FRAC Shareholder’s entire ownership interest in FRAC.

Section 6.6 Sophistication and Experience.  Each FRAC Shareholder represents that it is experienced in evaluating and investing in securities of companies such as PMC and acknowledges that it is able to fend for itself, can bear the economic risk of the investment including the risk that it may lose its entire investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the securities of PMC  (“PMC Shares”).  In addition, each FRAC Shareholder is fully aware of: (i) the highly speculative nature of the investment in the PMC Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the PMC Shares and the restrictions on transferability of the PMC Shares; and (iv) the qualifications and backgrounds of the management of PMC and the business of PMC.

Section 6.7 No Government Review.  Each FRAC Shareholder understands that neither the SEC nor any securities commission or other Governmental Authority of any state, country or other jurisdiction has approved the issuance of shares of PMC or passed upon or endorsed the merits of the shares of PMC or the Agreement or any of the other documents relating to the Exchange, or confirmed the accuracy of, determined the adequacy of, or reviewed the Agreement.

Section 6.8 Investment Intent.  The PMC Shares are being acquired by each FRAC Shareholder for each FRAC Shareholder’s own account, for investment purposes only, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and each FRAC Shareholder has no present intention of selling, granting any participation in or otherwise distributing the same.  Each FRAC Shareholder further represents that the FRAC Shareholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or third person with respect to any of PMC Shares.

Section 6.9 Restrictions on Transfer.  Each FRAC Shareholder understands that the PMC Shares have not been registered under the Securities Act or registered or qualified under any foreign or state securities law, and may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and registration or qualification under applicable state securities laws or the availability of an exemption therefrom.  In any case where such an exemption is relied upon by each FRAC Shareholder from the registration requirements of the Securities Act and the registration or qualification requirements of such state securities laws, each FRAC Shareholder shall furnish PMC with an opinion of counsel stating that the proposed sale or other disposition of such securities may be effected without registration under the Securities Act and will not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and opinion to be satisfactory to PMC.  Each FRAC Shareholder acknowledges that it is able to bear the economic risks of an investment in the PMC Shares for an indefinite period of time, and that its overall commitment to investments that are not readily marketable is not disproportionate to its net worth.  Each FRAC Shareholder understands that it is acquiring restricted shares of PMC Shares and will have a restricted stock legend placed on its stock certificate, when issued in certificate form.  In order to reflect the restrictions on disposition of the shares, the share certificates, when issued, to the FRAC Shareholders may be endorsed with restrictive legends, including a legend similar to the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION OR RESALE.  THEY MAY NOT BE MORTGAGED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL FOR PMC THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND OTHER APPLICABLE SECURITIES LAWS.  THE HOLDER MAY BE REQUIRED TO PROVIDE AN OPINION AT THE HOLDER’S COST TO THE COMPANY THAT SUCH TRANSFER IS PERMITTED WITHOUT REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS, WHICH OPINION MUST BE ACCEPTABLE TO PMC’S  COUNSEL.

Section 6.10 Informed Investment.  Each FRAC Shareholder has made such investigations in connection herewith as it deemed necessary or desirable so as to make an informed investment decision without relying upon PMC for legal or tax advice related to this investment. In making its decision to acquire the PMC Shares, each FRAC Shareholder has not relied upon any information other than information contained in this Agreement.

Section 6.11 Access to Information.  Each FRAC Shareholder acknowledges that it has had access to and has reviewed all documents and records relating to PMC, including, but not limited to, SEC Documents which have been made available via SEC Edgar website, that it has deemed necessary in order to make an informed investment decision with respect to an investment in PMC; that it has had the opportunity to ask representatives of PMC certain questions and request certain additional information regarding the terms and conditions of such investment and the finances, operations, business and prospects of PMC and has had any and all such questions and requests answered to its satisfaction; and that based on the foregoing it understands the risks and other considerations relating to an investment in PMC.

Section 6.12 Reliance on Representations.  Each FRAC Shareholder understands that the PMC Shares are being offered and sold to it in reliance on specific exemptions from the registration and/or public offering requirements of the U.S. federal and state securities laws and that PMC and FRAC are relying in part upon the truth and accuracy of, and such FRAC Shareholder's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such FRAC Shareholder set forth herein in order to determine the availability of such exemptions and the eligibility of such FRAC Shareholder to acquire the PMC Shares. Each FRAC Shareholder represents and warrants to PMC and FRAC that any information the FRAC Shareholder has heretofore furnished or furnishes herewith to PMC and FRAC is complete and accurate, and further represents and warrants that it will notify and supply corrective information to PMC and FRAC immediately upon the occurrence of any change therein occurring prior to issuance of the PMC Shares. Within five (5) days after receipt of a request from PMC or FRAC, each FRAC Shareholder will provide such information and such documents as may reasonably be necessary to comply with any and all laws and regulations to which either is subject.

Section 6.13 No General Solicitation.  Each FRAC Shareholder is unaware of, and in deciding to participate in the transactions contemplated hereby is in no way relying upon, and did not become aware of the transactions contemplated hereby through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio or the internet, in connection with the transactions contemplated hereby.

Section 6.14 Placement and Finder’s Fees.  No agent, broker, investment banker, finder, financial advisor or other person acting on behalf of the FRAC Shareholder or under its authority is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated hereby, and no person is entitled to any fee or commission or like payment in respect thereof based in any way on any agreements, arrangements or understanding made by or on behalf of the FRAC Shareholder.

ARTICLE VII
CERTAIN COVENANTS

Section 7.1 Conduct of Business by PMC.  Except (i) as expressly permitted or required by this Agreement, or (ii) with the consent of FRAC, during the period commencing with the date of this Agreement and continuing until the Closing Date, PMC shall maintain its business organizations and maintain the registration of PMC and PMC’s Common Stock under the Exchange Act.

Section 7.2 Access to Information.  At all times prior to the Closing or the earlier termination of this Agreement in accordance with the provisions of Article X, and in each case subject to Section 7.3 below, each party hereto shall provide to the other party (and the other party’s authorized representatives) reasonable access during normal business hours and upon reasonable prior notice to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party, and will cooperate with the other party in conducting its due diligence investigation of such party, provided that the party granted such access shall not interfere unreasonably with the operation of the business conducted by the party granting access, and provided that no such access need be granted to privileged information or any agreements or documents subject to confidentiality agreements.

Section 7.3 Confidentiality.  Each party shall hold, and shall cause its respective Affiliates and representatives to hold, all Confidential Information made available to it in connection with the Exchange in strict confidence, shall not use such information except for the sole purpose of evaluating the Exchange and shall not disseminate or disclose any of such information other than to its directors, officers, managers, employees, shareholders, interest holders, Affiliates, agents and representatives, as applicable, who need to know such information for the sole purpose of evaluating the Exchange (each of whom shall be informed in writing by the disclosing party of the confidential nature of such information and directed by such party in writing to treat such information confidentially).  The above limitations on use, dissemination and disclosure shall not apply to Confidential Information that (i) is learned by the disclosing party from a third party entitled to disclose it; (ii) becomes known publicly other than through the disclosing party or any third party who received the same from the disclosing party, provided that the disclosing party had no Knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by the parties; or (iv) is disclosed with the express prior written consent thereto of the other party.  The parties shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained.  In the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (a) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (b) cooperate with the non-disclosing party, at the expense of the non-disclosing party, in obtaining a protective or similar order with respect to such information; and (c) provide only that amount of information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

Section 7.4 Further Assurances.  Each of the parties hereto agrees to use its commercially reasonable best efforts before and after the Closing Date to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective, in the most expeditious manner practicable, the Exchange, including, but not limited to: (i) satisfying the conditions precedent to the obligations of any of the parties hereto; (ii) obtaining all waivers, consents and approvals from other parties necessary for the consummation of the Exchange, (iii) making all filings with, and obtain all consents, approvals and authorizations that are required to be obtained from, Governmental Authorities, (iv) defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the performance of the obligations hereunder; and (v) executing and delivering such instruments, and taking such other actions, as the other party hereto may reasonably require in order to carry out the intent of this Agreement.

Section 7.5 Public Announcements.  PMC, FRAC, and the FRAC Shareholders shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Exchange or this Agreement, and shall not issue any other press release or make any other public statement without prior consent of the other parties, except as may be required by law or, with respect to PMC, by obligations pursuant to rule or regulation of the Exchange Act, the Securities Act, any rule or regulation promulgated thereunder or any rule or regulation of the Financial Industry Regulatory Authority (“FINRA”).

Section 7.6 Notification of Certain Matters.  Each party hereto shall promptly notify the other party in writing of any events, facts or occurrences that would result in any breach of any representation or warranty or breach of any covenant by such party contained in this Agreement.

Section 7.7 Financial Statements.  FRAC and PMC shall use its best efforts to have FRAC’s accountant consent to PMC’s use of and reliance on the FRAC Financial Statements as may be required in connection with any filings made by PMC under the United States federal securities laws and or in compliance of FINRA rules and regulations.

Section 7.8 Prohibition on Trading in PMC Securities. All parties acknowledge that information concerning the matters that are the subject matter of this Agreement may constitute material non-public information under United States federal securities laws, and that United States federal securities laws prohibit any person who has received material non-public information relating to PMC from purchasing or selling securities of PMC, from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of PMC. Accordingly, until such time as any such non-public information has been adequately disseminated to the public, the parties to this Agreement shall not purchase or sell any securities of PMC.

Section 7.9 Tax-Free Exchange Status. The parties hereto shall take (or refrain from taking) any and all actions necessary to ensure that, for United States federal income tax purposes: (i) the Exchange shall qualify as a reorganization within the meaning of 368(a)(1)(B) of the Code, and (ii) that the tax consequences to the FRAC Shareholders are minimized.

Section 7.10 Waiver and Release.  Each FRAC Shareholder for himself and his heirs, executors, administrators, attorneys and assigns, hereby releases and acknowledges full accord, satisfaction, discharge and settlement of, and further irrevocably and unconditionally forever releases, remises, and acquits FRAC and any of its present or former officers, directors, shareholders, employees, agents, affiliates, parents, subsidiaries, predecessors, successors, attorneys and assigns (the “FRAC Released Parties”) of and from any and all manner of actions, causes of action, arbitrations, controversies, expenses, damages, liabilities, demands, claims, counterclaims, cross-claims, obligations, losses, costs, promises, covenants, agreements, and suits of any kind or nature, whether known or unknown, whether contingent or fixed, whether developed or undeveloped, in law or equity, in tort or in contract from the beginning of time through the date of the full execution of this Agreement and the attachments and schedules hereto which he may have or claim to have against FRAC Released Parties. Each FRAC Shareholder expressly acknowledges that such claims released and discharged by this Section include, but are not limited to, any and all claims against FRAC Released Parties for remuneration, compensation or benefits (including but not limited to fees, salary, expense reimbursements, commissions, stock, options or warrants for stock, success fees, insurance or other benefits, or any other form of remuneration, compensation or benefits of any kind) and any and all other claims of any kind and nature arising prior to execution of this Agreement and the attachments and schedules hereto, which relate in any way to FRAC.  This release shall extend to all claims, known and unknown. To further effectuate their intent, each FRAC Shareholder expressly waives all rights under the provisions of California Code of Civil Procedure Section 1542 and any similar right in any state or territory or under any similar statute or regulation of the United States or any of its agencies.  Section 1542 of the California Civil Code reads as follows:

1542.           General Release; Extent.

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Section 7.11 Mining Assets and Liabilities.  Concurrently with the Exchange or as soon as practicable thereafter, PMC shall take all action required in order to dispose of all of PMC’s exploration and mining assets (other than cash, cash equivalents and marketable securities) pursuant to the PMC Dividend to holders of its Common Stock prior to the Exchange on a pro rata basis, and otherwise as appropriate, and settle or transfer its liabilities incurred in connection with the exploration and mining business prior to the Closing as set forth in attached Schedules 3 and 4, or otherwise satisfy such liabilities in accordance with any and all applicable laws and regulations and this Agreement.  PMC shall indemnify and hold FRAC and the FRAC Shareholders, or any of them, harmless from and/or against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities (including tax liabilities), damages or penalties and reasonable attorneys’ fees and related disbursements suffered by FRAC, the FRAC Shareholders, or any of them, and/or PMC resulting from or arising out of or in connection with any such assets and/or liabilities of PMC prior to the Spin-Off.

Section 7.12 Increase in Authorized Shares; Redomicile and Reverse Stock Split.  Following the Closing, PMC shall prepare and file preliminary proxy materials to be sent to the shareholders of PMC and call a meeting of the shareholders of PMC (the “Special Meeting”) to be held not later than 60 days after the Closing, for the purpose of effecting the Increase in Authorized Shares, Reverse Stock Split and Redomicile and such other amendments to PMC’s Articles of Incorporation necessary to change its corporate name to “Financial Resolutions of America Corporation” or such other name as approved by FRAC and the FRAC Shareholders.  PMC shall use its best efforts to promptly and substantively respond to any SEC comments to such preliminary proxy materials and to file with the SEC and mail to PMC shareholders to effect the foregoing.

Section 7.13 Resignation of Directors.  On the Closing Date (i) Messrs. Lewis B. Gustafson, Ian C. MacDonald, John P. Ingersoll and Ralph W. Kettell, II shall resign as directors of PMC, effective immediately, (ii) Mr. Robert Shields shall resign as a director of PMC, effective on the tenth day following the mailing by PMC of an information statement to PMC’s stockholders that complies with the requirements of Section 14(f) of the Exchange Act (“Section 14(f) Effective Date”), (iii) Mr. Michael J. Leseney shall be appointed as Chairman of the Board of Directors, effective as of the Closing Date, and Mr. Jon LaVine, Mr. Mark McDougal, Mr. Ronald G. Crane, and Ms. Tessie Saich shall be appointed to fill the vacancies on the Board of Directors, with such appointments being effective on the Section 14(f) Effective Date

Section 7.14 Resignation of Officers and Designation of New Officers.  After the Closing Date, all present officers of PMC shall resign from all their officer positions of PMC and the persons as set forth below shall be appointed as officers of PMC:

Name	Positions

Michael J. Leseney	Chairman, President and Chief Executive Officer

Mark McDougal	Senior Vice President and Secretary

Tessie Saich	Senior Vice President and Assistant Secretary

Jeff Saich	Vice President

Section 7.15 Company Audited Financials.  FRAC shall deliver all audited and unaudited financial statements as are necessary for PMC to meet its reporting obligations under rules and regulations promulgated by the SEC including periodic reports, and current reports to be filed under Form 8-K.  Such financial statements shall include predecessor financial statements of acquired subsidiaries, proforma financial statements and schedules to the extent necessary.

ARTICLE VIII
CONDITIONS TO CONSUMMATION OF THE EXCHANGE

Section 8.1 Conditions to Obligations of FRAC and FRAC Shareholders.  The obligations of FRAC and the FRAC Shareholders to consummate the Exchange shall be subject to the fulfillment, or written waiver by FRAC, at or prior to the Closing, of each of the following conditions:

(a) PMC shall have delivered to FRAC each of the documents and otherwise complied with each of the requirements required of it by Section 3.2 of this Agreement;

(b) The Board of Directors of PMC shall have adopted resolutions establishing the rights and preferences of the PMC Series C Preferred Shares as set forth in the Articles of Amendment and shall have filed such Articles of Amendment with the information as required by Section § 55-6-02 of the North Carolina Business Corporation Act and such filing shall be effective prior to the Closing, which shall be substantially in the form attached hereto as Exhibit C.

(c) No temporary restraining order, preliminary or permanent injunction issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated herein shall be in effect; provided, however, that each party shall have used its commercially reasonable best efforts to prevent the entry of such orders or injunctions and to appeal as promptly as possible any such orders or injunctions and to appeal as promptly as possible any such orders or injunctions that may be entered.

(d) The representations and warranties of PMC set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

(e) PMC shall have performed and complied in all material respects with all covenants, conditions, obligations and agreements required by this Agreement to be performed or complied with by such parties on or prior to the Closing Date;

(f) All applicable consents, approvals, permits, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Governmental Authority or Person as provided herein shall have been obtained;

(g) FRAC shall have completed a due diligence review of the business, operations, financial condition of PMC and shall have been satisfied with the results of its due diligence review in its sole and absolute discretion;

(h) Except as disclosed in the SEC Documents or to FRAC and contemplated herein, there has been no Material Adverse Effect on the business, condition or prospects of PMC;

(i) Holders of all of the FRAC shares shall have become party to the Exchange;

(j) PMC shall have received letters of resignation by Mr. Robert Shields resigning as Chief Executive Officer, President, Chief Financial Officer, Treasurer, and Secretary, and Mr. Lewis B. Gustafson resigning as Vice President of Exploration and any other positions he may hold with PMC effective as of the Closing;

(k) PMC shall have received letters of resignation by Messrs. Lewis B. Gustafson, Ian C. MacDonald, John P. Ingersoll and Ralph W. Kettell, II, effective as of the Closing, and Mr. Robert Shields resigning as director of PMC to be effective as of the Section 14f-1 Effective Date.

(l) Other than shares held by FRAC or the FRAC Shareholders, the outstanding shares of Common Stock of PMC prior to the Closing shall not exceed 78,376,025 shares;

(m) This Agreement and the transactions contemplated hereby shall have been approved by appropriate corporate action of FRAC and its Board of Directors; and

(n) PMC shall have raised $10,000,000 in the Private Placement or FRAC shall have provided written consent and authorization to proceed with the Exchange and other transactions in the manner otherwise contemplated by this Agreement.

Section 8.2 Conditions to Obligations of PMC.  The obligations of PMC to consummate the Exchange shall be subject to the fulfillment, or written waiver by PMC, at or prior to the Closing of each of the following conditions:

(a) FRAC shall have delivered to PMC each of the documents or otherwise complied with each of the requirements required of it by Section 3.2 of this Agreement;

(b) The FRAC Shareholders shall have delivered to PMC the documents or otherwise complied with each of the requirements required of it by Section 3.2 of this Agreement;

(c) No temporary restraining order, preliminary or permanent injunction issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated herein shall be in effect; provided, however, that each party shall have used its commercially reasonable best efforts to prevent the entry of such orders or injunctions and to appeal as promptly as possible any such orders or injunctions and to appeal as promptly as possible any such orders or injunctions that may be entered.

(d) The representations and warranties of FRAC and the FRAC Shareholders set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

(e) FRAC shall have performed and complied in all material respects with all covenants, conditions, obligations and agreements required by this Agreement to be performed or complied with by FRAC on or prior to the Closing Date;

(f) All applicable consents, approvals, permits, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Governmental Authority or Person as provided herein shall have been obtained;

(g) There has been no Material Adverse Effect on the business, condition or prospects of FRAC; and

(h) Holders of all issued and outstanding shares of capital stock of FRAC shall have become party to the Exchange.

ARTICLE IX
INDEMNIFICATION

Section 9.1 Indemnification by PMC.  Notwithstanding any other indemnification provision hereunder, PMC (the “Indemnifying Party”) shall indemnify and hold harmless FRAC and its officers, directors and employees and each of the FRAC Shareholders (each an "Indemnified Party"), from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys’ fees and related disbursements (collectively, “Claims”) suffered by such Indemnified Party resulting from or arising out of (i) any inaccuracy in or breach of any of the representations or warranties made by the Indemnifying Party at the time they were made, and, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), on and as of the Closing Date, (ii) any breach or nonfulfillment of any covenants or agreements made by the Indemnifying Party, (iii) any misrepresentation made by the Indemnifying Party, in each case as made herein or in the Schedules or Exhibits annexed hereto or in any closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by the Indemnifying Party pursuant hereto or in connection with the Exchange, and (iv) the operations and liabilities of PMC and/or any of its subsidiaries, whether known or unknown, arising out of any action, omission and/or period of time preceding the Closing Date, including but not limited to any taxes levied with respect to same.

Section 9.2 Indemnification by FRAC.  Notwithstanding any other indemnification provision hereunder, FRAC and the FRAC Shareholders (each, the “Indemnifying Party”) shall, severally and jointly, indemnify and hold harmless PMC, its officers, directors, attorneys, accountants and employees (each an “Indemnified Party”), from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys’ fees and related disbursements (collectively, “Claims”) suffered by such Indemnified Party resulting from or arising out of (i) any inaccuracy in or breach of any of the representations or warranties made by the Indemnifying Party at the time they were made, and, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), on and as of the Closing Date, (ii) any breach or nonfulfillment of any covenants or agreements made by the Indemnifying Party, (iii) any misrepresentation made by the Indemnifying Party, in each case as made herein or in the Schedules or Exhibits annexed hereto or in any closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by the Indemnifying Party pursuant hereto or in connection with the Exchange, (iv) the operations and liabilities of FRAC, whether known or unknown, arising out of any action, omission and/or period of time preceding the Closing Date, including but not limited to any taxes levied with respect to same.

Section 9.3 Indemnification Procedures for Third-Party Claim.

(a) Upon obtaining knowledge of any Claim by a third party which has given rise to, or is expected to give rise to, a claim for indemnification hereunder, the Indemnified Party shall give written notice (“Notice of Claim”) of such claim or demand to the Indemnifying Party, specifying in reasonable detail such information as the Indemnified Party may have with respect to such indemnification claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). No failure or delay by the Indemnified Party in the performance of the foregoing shall reduce or otherwise affect the obligation of the Indemnifying Party to indemnify and hold the Indemnified Party harmless, except to the extent that such failure or delay shall have actually adversely affected the Indemnifying Party's ability to defend against, settle or satisfy any Claims for which the Indemnified Party entitled to indemnification hereunder.

(b) If the claim or demand set forth in the Notice of Claim given by an Indemnified Party pursuant to Section 9.1 or 9.2 hereof is a claim or demand asserted by a third party, the Indemnifying Party shall have fifteen (15) days after the date on which Notice of Claim is given to notify Indemnified Party in writing of their election to defend such third party claim or demand on behalf of the Indemnified Party. If the Indemnifying Party elects to defend such third party claim or demand, Indemnified Party shall make available to the Indemnifying Party and its agents and representatives all records and other materials that are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate with, and assist the Indemnifying Party in the defense of, such third party claim or demand. So long as the Indemnifying Party is defending such third party claim in good faith, the Indemnified Party shall not pay, settle or compromise such third party claim or demand. If the Indemnifying Party elects to defend such third party claim or demand, the Indemnified Party shall have the right to participate in the defense of such third party claim or demand, at such Indemnified Party's own expense. In the event, however, that such Indemnified Party reasonably determines that representation by counsel to the Indemnifying Party of both the Indemnifying Party and such Indemnified Party could reasonably be expected to present counsel with a conflict of interest, then the Indemnified Party may employ separate counsel to represent or defend it in any such action or proceeding and the Indemnifying Party will pay the fees and expenses of such counsel. If the Indemnifying Party does not elect to defend such third party claim or demand or does not defend such third party claim or demand in good faith, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at the Indemnifying Party’s expense, to defend such third party claim or demand; provided, however, that (i) such Indemnified Party shall not have any obligation to participate in the defense of, or defend, any such third party claim or demand; (ii) such Indemnified Party's defense of or its participation in the defense of any such third party claim or demand shall not in any way diminish or lessen the obligations of the Indemnifying Party under the agreements of indemnification set forth in this Article IX; and (iii) such Indemnified Party may not settle any claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

(c) The Indemnifying Party and the other Indemnified Parties, if any, shall cooperate fully in all aspects of any investigation, defense, pre-trial in respect of which indemnity is sought pursuant to this Article VIII, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

(d) Except for third party claims being defended in good faith, the Indemnifying Party shall satisfy its obligations under this Article IX in respect of a valid claim for indemnification hereunder that is not contested in good faith in cash within thirty (30) days after the date on which Notice of Claim is given.

Section 9.4 Indemnification Procedures for Non-Third Party Claims.  In the event any Indemnified Party should have an indemnification claim against the Indemnifying Party under this Agreement that does not involve a claim by a third party, the Indemnified Party shall promptly deliver notice of such claim to the Indemnifying Party in writing and in reasonable detail.  The failure by any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party, except to the extent that the Indemnifying Party has been actually prejudiced by such failure. If the Indemnifying Party does not notify the Indemnified Party within fifteen (15) Business Days following its receipt of such notice that the Indemnifying Party disputes such claim, such claim specified by the Indemnifying Party in such notice shall be conclusively deemed a liability of the Indemnifying Party under this Article IX and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand, or in the case of any notice in which the amount of the claim is estimated, on such later date when the amount of such claim is finally determined.

Section 9.5 Limitations on Indemnification.  No claim for indemnification under this Article IX shall be asserted by, and no liability for such indemnify shall be enforced against, the Indemnifying Party to the extent the Indemnified Party has theretofore received indemnification or otherwise been compensated for such Claim. In the event that an Indemnified Party shall later collect any such amounts recovered under insurance policies with respect to any Claim for which it has previously received payments under this Article IX from the Indemnifying Party, such Indemnified Party shall promptly repay to the Indemnifying Party such amount recovered.

ARTICLE X
TERMINATION

Section 10.1 Termination.  This Agreement may be terminated at any time prior to the Closing:

(a) by mutual consent of PMC and FRAC;

(b) by FRAC, if the Closing shall not have occurred on or before May 30, 2011, or if any of the conditions to the Closing set forth in Section 8.1 shall have become incapable of fulfillment by May 30, 2011, and shall not have been waived in writing by FRAC; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to FRAC if its action or failure to act has been a principal cause of or resulted in the failure of the Exchange to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c) by PMC, if the Closing shall not have occurred on or before May 30, 2011, or if any of the conditions to the Closing set forth in Section 8.2 shall have become incapable of fulfillment by May 30, 2011, and shall not have been waived in writing by PMC; provided, however, that the right to terminate this Agreement under this Section 10.1(c) shall not be available to PMC if its action or failure to act has been a principal cause of or resulted in the failure of the Exchange to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; or

(d) by FRAC or PMC if any Governmental Authority shall have issued an injunction, order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting any material portion of the Exchange and such injunction, order, decree, ruling or other action shall have become final and nonappealable.

Section 10.2 Procedure and Effect of Termination.  In the event of termination of this Agreement pursuant to Section 10.1 hereof, written notice thereof shall forthwith be given by the terminating party to the other party, and, except as set forth below, this Agreement shall terminate and be void and have no effect and the Exchange shall be abandoned without any further action by the parties hereto; provided that, if such termination shall result from the failure of a party to perform a covenant or obligation required by this Agreement or from the breach of any representation or warranty contained herein, such party shall be fully liable for any and all damages incurred or suffered by the other party as a result of such failure or breach.

ARTICLE XI
MISCELLANEOUS

Section 11.1 Entire Agreement.  This Agreement, together with the Schedules and Exhibits hereto which are incorporated herein by reference, contain the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Section 11.2 Amendment and Modifications.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of PMC and the FRAC Shareholders representing at least a majority of the aggregate FRAC shares (the “Majority Shareholders”).  Any amendment or waiver effected in accordance with this Section 11.2 shall be binding upon each FRAC Shareholder without the need of any consent or further approval of the FRAC Shareholders.

Section 11.3 Extensions and Waivers.  At any time prior to the Closing, the parties hereto entitled to the benefits of a term or provision may with the written consent of PMC and Majority Shareholders, which extension and waiver effected shall be binding upon each FRAC Shareholder without the need of consent or further approval of the FRAC Shareholders:  (i) extend the time for the performance of any of the obligations or other acts of the parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any obligation, covenant, agreement or condition contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument or instruments in writing signed by the party against whom enforcement of any such extension or waiver is sought.  No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement.

Section 11.4 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that no party hereto may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other party hereto.  Except as provided in Article IX, nothing in this Agreement is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 11.5 Survival of Representation, Warranties and Covenants.  All representation, warranties, covenants and agreements contained herein which by their terms contemplate actions to be taken concurrently or as soon as practicable following the Closing shall survive the Closing and remain in full force and effect in accordance with their terms.

Section 11.6 Headings; Definitions.  The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.  All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.  All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

Section 11.7 No Presumption Against Drafting Party. Each of the parties acknowledges that each party to this Agreement has had the opportunity to be represented by separate and independent counsel in connection with this Agreement and the transactions contemplated by this Agreement.  Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 11.8 Severability.  If any provision of this Agreement or the application thereof to any Person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement shall remain in full force and effect and shall be reformed to render the Agreement valid and enforceable while reflecting to the greatest extent permissible the intent of the parties.

Section 11.9 Specific Performance.  The parties hereto agree that in the event that any party fails to consummate the Exchange in accordance with the terms of this Agreement, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine.  It is accordingly agreed that the parties shall be entitled to specific performance in such event, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or in equity.

Section 11.10 Notices.  All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax, email or other electronic transmission service to the appropriate address or number as set forth below or previously provided (or any other address duly notified by a party hereto pursuant to the provisions of this Section 11.10).

If to PMC:

Piedmont Mining Company, Inc.
18124 Wedge Parkway, #214
Reno, NV 89511
FAX: (212) 734-9843

If to FRAC or FRAC Shareholders:

Financial Resolutions of America Corporation
1228 South Main Street
Lakeport, CA 95453
FAX: (707) 263-6716

Section 11.11 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of laws principles.

Section 11.12 Consent to Jurisdiction.  Any action, suit or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a state or federal court of competent jurisdiction in the County of Sacramento, State of California and the parties hereto consent to the jurisdiction of such a court.

Section 11.13 Attorney’s Fees.  If any action, suit or proceeding is filed by any party to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing party or parties shall be entitled to recover their actual attorneys' fees and disbursements incurred in connection with such action, suit or proceeding.

Section 11.14 Counterparts; Facsimile Signatures.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed and delivered by facsimile, or by email in portable document format (.pdf) and delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

[Balance of Page Intentionally Left Blank]

EXECUTION VERSION

IN WITNESS WHEREOF, each of the parties have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

“PMC”

PIEDMONT MINING COMPANY, INC.

By:  /s/ Robert M. Shields
        Name: Robert M. Shields, Jr.
       Title: President and CEO

“FRAC”

FINANCIAL RESOLUTIONS OF AMERICA
CORPORATION

By:  /s/ Michael J. Leseney
        Name: Michael J. Leseney
        Title: President and CEO

EXECUTION VERSION

FRAC SHAREHOLDERS' COUNTERPART SIGNATURE PAGE
[Signature page must be executed by each FRAC Shareholder]

“FRAC SHAREHOLDERS”

By:  /s/ Michael J. Leseney
        Michael J. Leseney

By:  /s/ Mark McDougal
        Mark McDougal

By:  /s/ Tessie Saitch
        Tessie Saich

By:  /s/ Jeff Saich
        Jeff Saich

By:  /s/ Jon Lavine
        Jon Lavine

By:  /s/ Arlin A. Pischke
        Arlin A. Pischke

By:  /s/ Robert Wonnacott
        Robert Wonnacott

By:  /s/ Doug Brackin
        Doug Brackin

EXECUTION VERSION

SCHEDULE 1

List of FRAC Shareholders and Exchange Shares

	Number of Shares	Consideration
Michael J. Leseney	580,000	$5800.00
Mark McDougal	100,000	$1000.00
Tessie Saich	100,000	$1000.00
Jeff Saich	70,000	$700.00
Jon Lavine	70,000	$700.00
Arlin Pischke	30,000	$300.00
Robert Wonnacott	25,000	N/A
Doug Brackin	25,000	N/A

Name of FRAC Shareholder	No. of Shares owned in FRAC	No. of Shares of Series C Preferred Stock of PMC to be issued to each FRAC Shareholder in Exchange
Michael J. Leseney	580,000	580,000
Mark McDougal	100,000	100,000
Tessie Saich	100,000	100,000
Jeff Saich	70,000	70,000
Jon Lavine	70,000	70,000
Arlin Pischke	30,000	30,000
Robert Wonnacott	25,000	25,000
Doug Brackin	25,000	25,000
Total	1,000,000	1,000,000

EXECUTION VERSION

SCHEDULE 2

Liabilities To Be Paid From Proceeds of Promissory Notes

Transfer Agent	$2,536
Financial Printers	$5,134
Southridge	$960
Issac Thurmond	$1,000
INCORP	$203
XIGNITE	$2,500
Richard Harris	$3,696
Donna Waga	$9,000
Leon Maginnes	$575
Lew Gustafson	$25,000
Miranda Gold	$23,941
Miranda (PPM Claims Fees)	$1,810
Robert M. Shields, Jr.	$297,935
Bullivant Houser Bailey	$100,000
DMCL	$5,000
Total	$479,290

SCHEDULE 3
List of Assumed Liabilities By Piedmont Gold

Issac Thurmond (Web)	$2,200
Donna Waga (Accountant)	7,474
Lew Gustafson (VP)	52,981
Robert M. Shields, Jr.	838,202
Pete Ingersoll	15,000
Ian MacDonald	25,000
Ralph Kettell	15,000
Lew Gustafson	25,000
Total	$980,857

Liabilities to be paid in shares of PMC

Bullivant Houser Bailey	$196,0781
Robert M. Shields, Jr.	$120,000

1 satisfied through the delivery of a portion of the shares to be retained by PMC’s existing shareholders based on the price per share of the shares sold by FRAC in the private placement, on an as-converted basis in the reorganized entity

SCHEDULE 4
Options/Warrants of PMC
As of March 1, 2011

A. Warrants
			Exercise	Amount To
Warrant Holder:	Issued	Outstanding	Price	Be Received	Expire On

Brean Murray, Carret & Co., LLC	8/2/2007	187,500	0.16	30,000	8/2/2012
Don Tucker	3/4/2009	100,000	0.15	15,000	3/4/2011
Kim Schumacher	3/12/2009	200,000	0.10	20,000	3/12/2011
Stephen Jones	5/24/2009	500,000	0.05	25,000	5/24/2012
Robert N. Langworthy	7/7/2009	83,333	0.10	8,333	7/7/2011
Stephen Jones	1/11/2010	1,000,000	0.03	30,000	1/11/2013
Dudley Baker	2/22/2010	500,000	0.04	20,000	2/22/2013
Chris & Elizabeth Kutschera	3/22/2010	300,000	0.04	12,000	3/22/2012
Robert M. Fulton	4/14/2010	166,667	0.045	7,500	4/14/2012

Total Outstanding:		3,037,500		$167,833

B. Options
Optionee:		Date of Grant	Number Of Shares	Exercise Price	Expiry

Robert M. Shields, Jr. - DIR		2/3/2005	1,500,000	0.25	2/3/2012

Lewis B. Gustafson - DIR		6/16/2006	100,000	0.25	6/16/2011

Robert M. Shields, Jr. - DIR		6/16/2006	1,000,000	0.25	6/16/2011

Issac Thurmond		6/16/2006	50,000	0.25	6/16/2011

Ian C. MacDonald - DIR		3/28/2007	250,000	0.25	3/28/2012

Richard Rabbito		4/7/2008	150,000	0.28	4/7/2011

TOTAL		3,050,000

EXHIBIT A to Reorganization and Share Exchange Agreement

DEFINITIONS

As used in the Agreement:

(a) “Action” shall mean any legal, administrative, or regulatory proceeding brought in any court or before any regulatory entity;

(b) “Affiliate” shall have the meanings ascribed to such term in Rule 12b-2 of the Exchange Act;

(c) “Business Day” shall mean any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business.

(d) “Confidential Information” shall mean the existence and contents of this Agreement and the Schedules and Exhibits hereto, and all proprietary technical, economic, environmental, operational, financial and/or business information or material of one party which, prior to or following the Closing Date, has been disclosed by Company, on the one hand, or PMC, on the other hand, in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other;

(e) “Contract” shall mean any oral, written or implied contracts, agreements, licenses, instruments, indentures leases, powers of attorney, guaranties, surety arrangements or other commitments of any kind;

(f) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(g) “GAAP” shall mean generally accepted accounting principles in the United States as in effect on the date or for the period with respect to which such principles are applied;

(h) “Governmental Authority” shall mean any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof;

(i) “Knowledge” shall mean (i) with respect to an individual, knowledge of a particular fact or other matter, if such individual is aware of such fact or other matter, and (ii) with respect to a Person that is not an individual, knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter;

(j) “Lien” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or proxy, pre-emptive rights, first refusal rights, participation rights, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future;

(k) “Material Adverse Effect” shall mean any adverse effect on the business, condition (financial or otherwise) or results of operation of the applicable entity;

(l) “Material Contract” shall mean any Contract, other than equipment and furniture leases entered into in the ordinary course of business, the liabilities or commitments associated therewith exceed, in the case of Company, $1,000 individually or $5,000 in the aggregate;

(m) “Person” shall mean any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof;

(n) “PMC Shares” shall mean the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, and common stock of PMC;

(o) “SEC” shall mean the Securities and Exchange Commission;

(p) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder; and

(q) “Taxes” shall mean all taxes (whether U.S. federal, state, local or other non-U.S.) based upon or measured by income and any other tax whatsoever, including, without limitation, gross receipts, profits, sales, levies, imposts, deductions, charges, rates, duties, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll and social security, employment, excise, stamp duty or property taxes, together with any interest, penalties, charges or fees imposed with respect thereto.

EXHIBIT B to Reorganization and Share Exchange Agreement

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

SERIES A PREFERRED STOCK

PURCHASE AGREEMENT

PIEDMONT MINING COMPANY, INC.

A North Carolina Corporation

March 4, 2011

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), NOR APPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR REGISTERED WITH OR APPROVED BY THE SECURITIES REGULATORY AUTHORITY OF ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON RESALE AND TRANSFERABILITY AND MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO UNITED STATES PERSONS (OTHER THAN DISTRIBUTORS), AS DEFINED IN THE SECURITIES ACT AND THE RULES PROMULGATED THEREUNDER, EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

This Series A Preferred Stock Purchase Agreement (the “Agreement”), dated as of March 4,  2011, is made and entered into by and between Piedmont Mining Company, Inc., a North Carolina corporation (”Piedmont”), and Financial Resolutions of America Corporation, a California corporation (the “Purchaser”).

WHEREAS, the Company wishes to sell 200,000 shares of its Series A Preferred Stock, upon the terms and subject to the conditions contained herein; and

WHEREAS, the Purchaser wishes to purchase 200,000 shares of the Company's Series A Preferred Stock at a purchase price of $479,290 payable pursuant to the terms of a promissory note and the terms set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency is hereby acknowledged, the parties hereby agree as follows:

1.	PURCHASE AND SALE OF PREFERRED STOCK

1.1.           Purchase and Sale of Series A Preferred Stock.  Upon the following terms and conditions, Piedmont shall issue and sell to the Purchaser and the Purchaser shall purchase from Piedmont, Two Hundred Thousand (200,000) shares of Piedmont Series A Preferred Stock (the “Series A Preferred Shares”)  The aggregate purchase price for the Preferred Shares shall be Four Hundred Seventy Nine Thousand Two Hundred Ninety Dollars ($479,290) (the “Purchase Price”) and paid pursuant to the terms of a promissory  note, in substantially the form attached hereto as Exhibit A (the “Promissory Note”).  The designation, rights, preferences and other terms and provisions of the Series A Preferred Stock are set forth in the Certificate of Designation attached hereto as Exhibit B (the “Certificate of Designation”).  Piedmont and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) and the safe harbor under Rule 506 of Regulation D (“Regulation D”) as promulgated by the United State Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

1.2.           Closing and Delivery.  The purchase and sale of the Series A Preferred Shares shall take place at the offices of the Purchaser (i) on the date on which the last fulfilled or waived conditions set forth in Section 6 hereof and applicable to such closing has been fulfilled or waived or (ii) at such other time and place as determined by Piedmont and Purchaser (which time and place are designated as the “Closing”).  At or prior to the Closing, Purchaser shall deliver to Piedmont a fully executed version of the Promissory Note in the amount of the Purchase Price and Piedmont shall deliver to the Purchaser a certificate representing the Series A Preferred Shares.

2.           REDEMPTION RIGHTS

2.1               Redemption Event.   The Series A Preferred Shares shall not be redeemable at any time prior to March 31, 2011, which date may be extended by up to an additional thirty (30) days by written consent of both parties. Thereafter, in the event that, (i) Piedmont has not raised, or  executed subscriptions and amounts held in escrow to raise, a minimum of $2,000,000 in connection with the sale of its Series B Preferred Stock (the “Private Placement”), or (ii) at any time following May 30, 2011 (each, a “Redemption Event”), upon written notice to Purchaser, Piedmont shall have the option, but not the obligation, to redeem all of the Series A Preferred Shares in exchange for Piedmont’s cancellation of the Promissory Note and all indebtedness and other obligations owed by Purchaser to Piedmont thereunder.

2.2               Notice of Election to Redeem Series A Preferred Shares.  Piedmont shall have up to sixty (60) days after a Redemption Event to provide a “Notice of Election to Redeem Series A Preferred Shares” to Purchaser and to notify Purchaser of Piedmont’s election to redeem the Series A Preferred Shares pursuant to this Section 2.  The redemption of the Series A Preferred Shares shall be effective upon delivery of the Notice of Election to Redeem to Purchaser and Piedmont’s cancellation of the Promissory Note.  Thereafter, Purchaser shall return all certificates or other evidence of the Series A Preferred Shares and, in any event, such shares shall be cancelled in the books and records of Piedmont.

3.           PUT RIGHTS

3.1           Put Event.  The Series A Preferred Shares shall not be subject to any put rights at any time prior to March 31, 2011, which date may be extended by up to an additional thirty (30) days by written consent of both parties.  Thereafter, in the event the Corporation fails to raise, or have executed subscriptions and amounts held in escrow to raise, a minimum of $10,000,000 in connection with the Private Placement (the “Put Event”), upon written notice to Piedmont, Purchaser shall have the right, but not the obligation, to sell or otherwise return all of the Series A Preferred Shares in exchange for Piedmont’s cancellation of the Promissory Note and all indebtedness and other obligations owed by Purchaser to Piedmont thereunder.

3.2           Notice of Election to Put Series A Preferred Shares.  The Purchaser shall have up to sixty (60) days after the Put Event to provide a “Notice of Election to Put Series A Preferred Shares” to Piedmont and to notify Piedmont of Purchaser’s election to put the Series A Preferred Shares pursuant to this Section 3.  The sale and return of the Series A Preferred Shares shall be effective upon delivery of the Notice of Election to Put Series A Preferred Shares and shall automatically, without further action by either party, result in the cancellation of the Promissory Note and all of Purchaser’s obligations thereunder.  Thereafter, Purchaser shall return all certificates or other evidence of the Series A Preferred Shares and, in any event, such shares shall be cancelled in the books and records of Piedmont.

4.	REPRESENTATIONS AND WARRANTIES OF PIEDMONT

Piedmont hereby represents and warrants to the Purchaser that:

4.1.           Authorization.  All corporate action on the part of Piedmont necessary for the authorization, execution and delivery of this Agreement and the performance of the obligations of Piedmont hereunder and at the Closing has been taken.  The Series A Preferred Shares, when issued sold and delivered for the consideration expressed and in compliance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid, and nonassessable.

4.2.           Due Organization: Good Standing and Corporate Power.  Piedmont is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

4.3.           No Conflict; No Consents or Approvals Required.  Piedmont is not in violation or default of any provision of its Articles of Incorporation or Bylaws or in violation or default under any judgment, order, writ or decree to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation of any country which violation or default, or violations and defaults in the aggregate, would have a material adverse effect.

Neither the execution and delivery of this Agreement by Piedmont, nor the consummation by Piedmont of the transactions contemplated herein, will:

(a)           conflict with or violate any provision of the Articles of Incorporation or Bylaws of the Company; or

(b)           conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction, judgment or decree applicable to Piedmont or by which it or any of its properties or assets are bound or affected.

4.4.           Disclosure.  Piedmont has provided the Purchaser with all the information reasonably available to it that the Purchaser has requested for determining whether to purchase the Series A Preferred Shares.  To the best of Piedmont’s knowledge, neither this Agreement nor any other written statements or certificates made or delivered by Piedmont to the Purchaser in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein and therein not misleading.  Among other things, Piedmont has made available to Purchaser, via the SEC Edgar System, SEC forms, reports, notices, schedules, statements and other instruments filed by Piedmont under the Securities Exchange Act of 1934 (the “34 Act Reports”).

4.5.           Offering.  Assuming the accuracy of the representations of the Purchaser set forth in Section 5 hereof, the offer, sale and issuance of the Series A Preferred Shares to the Purchaser as contemplated by this Agreement are exempt from the registration requirements of the Securities Act.

4.6.           Binding Effect.  This Agreement constitutes a valid and binding agreement of Piedmont, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, and other laws affecting the enforcement of creditors’ rights generally.

4.7.           Compliance With Law.  The business of Piedmont has been, and is presently being, conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances to the extent that the failure to do so would, individually or in the aggregate, cause a material adverse effect.

5.           REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser hereby represents and warrants to Piedmont that:

5.1.           Authorization.  The Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.  This Agreement constitutes a valid and legally binding obligation of the Purchaser.  All action on the part of the Purchaser, and its officers, directors and stockholders, necessary for the purchase of the Series A Preferred Shares pursuant hereto and the performance of the Purchaser’s obligations hereunder has been taken.

5.2.           Due Organization: Good Standing and Corporate Power.  Purchaser represents and warrants to Piedmont that it is a corporation duly organized, validly existing and in good standing under the laws of the State of California; that it was not organized for the specific purpose of purchasing the Series A Preferred Shares to be purchased by it hereunder; that it has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; all corporate actions or proceedings on the part of such Purchaser as are necessary to authorize this Agreement or the transactions contemplated hereby and that the transactions contemplated hereby have been taken.  Purchaser represents and warrants to Piedmont that this Agreement constitutes a valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except to the extent that enforceability may be limited by equity, bankruptcy, insolvency and other laws of general application affecting the rights and remedies of creditors.

5.3.           Purchase Entirely for Own Account.  This Agreement is made with the Purchaser in reliance upon its representation to Piedmont which, by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Series A Preferred Shares to be purchased by the Purchaser are being acquired for investment purposes only, for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of applicable federal and state securities laws.  By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Series A Preferred Shares.

5.4.           Reliance Upon Purchaser’s Representations.  The Purchaser understands that the Shares have not been registered under the Securities Act on the grounds that the transactions contemplated by this Agreement and the issuance of the securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and Rule 506 of Regulation D promulgated thereunder, and that Piedmont's reliance on such exemption is predicated on the Purchaser's representations set forth herein.

5.5.           Receipt of Information.  The Purchaser believes it has received all of the information it considers necessary or appropriate for deciding whether to purchase the Shares including, but not limited to, the ’34 Act Reports and all other information Purchaser considers necessary or appropriate for deciding whether to purchase the Series A Preferred Shares.  The Purchaser further represents that it has had the opportunity to ask questions and receive answers from Piedmont regarding the terms and conditions of the offering of the Series A Preferred Shares and to obtain additional information (to the extent Piedmont possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Purchaser or to which the Purchaser had access.

5.6.           Acknowledgment of Certain Risks.  The Purchaser represents, acknowledges, and agrees that investing in the Series A Preferred Shares involves a high degree of risk including, but not limited to, the risks set forth in the ’34 Act Reports.

5.7.           Investment Experience.  The Purchaser represents that it is experienced in evaluating and investing in securities and acknowledges that it is able to fend for itself, can bear the economic risk of the investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Series A Preferred Shares.  The Purchaser further represents that it has not been organized solely for the purpose of acquiring the Series A Preferred Shares.

5.8.           Restricted Securities.  The Purchaser acknowledges and is aware that the Series A Preferred Shares issued hereunder may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Series A Preferred Shares, or an available exemption from registration under the Securities Act, the Series A Preferred Shares must be held indefinitely.  In particular, the Purchaser is aware that the Series A Preferred Shares may not be resold pursuant to Rule 144, as promulgated by the Commission under the Securities Act, unless all of the conditions of that rule are met.

5.9.           Legends.  To the extent applicable, each certificate or other document evidencing the Series A Preferred Shares shall be endorsed with a legend disclosing that the securities have not been registered under the Securities Act or any state law, and may not be sold, transferred, assigned, pledged or hypothecated absent registration under the Securities Act and applicable State securities laws or an exemption therefrom.

6.           CONDITIONS

6.1           Conditions Precedent to the Obligation of Piedmont to Sell the Series A Preferred Shares.  The obligation hereunder of Piedmont to issue and sell the Series A Preferred Shares to the Purchaser is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below.  These conditions are for Piedmont’s sole benefit and may be waived by Piedmont at any time in its sole discretion.

(a)           Accuracy of Each Purchaser’s Representations and Warranties.  The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b)           Performance by the Purchaser.  The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing.

(c)           Delivery of Purchase Price.  The Purchaser shall have delivered to Piedmont, at or prior to the Closing, the aggregate purchase price in the form of a fully executed Promissory Note.

(d)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

6.2           Conditions Precedent to the Obligation of the Purchaser to Purchase the Series A Preferred Shares.  The obligation hereunder of the Purchaser to acquire and pay for the Series A Preferred Shares is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below.  These conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion.

(a)           Accuracy of Piedmont’s Representations and Warranties.  Each of the representations and warranties of Piedmont shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time (except for representations and warranties that speak as of a particular date), which shall be true and correct in all material respects as of such date.

(b)           Performance by Piedmont.  Piedmont shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)           Certificate of Designation of Rights and Preferences.  Prior to the Closing, the Certificate of Designation shall have been filed with the Secretary of State of North Carolina.

(e)           Certificates.  Piedmont shall have executed and delivered to the counsel of the Purchaser the certificates (in such denominations as the Purchaser shall request) for the Series A Preferred Shares being acquired by the Purchaser at the Closing.

7.           MISCELLANEOUS

7.1.           Entire Agreement.  This Agreement, including exhibits, constitutes the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein.

7.2.           Survival of Warranties.  The warranties, representations, and covenants of Piedmont and the Purchaser contained in this Agreement shall survive the execution and delivery of this Agreement.

7.3.           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4.           Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of law principles.

7.5           Fees and Expenses.  Each party to this Agreement shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

7.6.           Counterparts.  This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

7.7.           Notices.   All notices or other communications required or permitted hereunder shall be in writing (except as otherwise provided herein) and shall be deemed duly given when received by delivery in person, by facsimile, or by an overnight courier service or three (3) days after deposit in the U.S. Mail, certified with postage prepaid, addressed as follows:

If to Piedmont:        Piedmont Mining Company, Inc.
18124 Wedge Parkway, #214
Reno, NV 89511
Fax: (212) 734-9843

If to Purchaser:       Financial Resolutions of America Corporation
1228 South Main Street
Lakeport, CA 95453
Fax: (707) 263-6716

or to such other addresses as a party may designate by five (5) days prior written notice to the other party.

7.8.           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

7.9.           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be construed in construing or interpreting this Agreement.

7.10.           Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the express written consent of the parties.  Any amendment or waiver effected in accordance with this section shall be binding upon the Purchaser, its successors or assigns, and each future holder of such securities and Piedmont.

7.11           Further Assurances.  From and after the date of this Agreement, upon the request of the Purchaser or Piedmont, each of Piedmont and the Purchaser shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PIEDMONT:                                                          Piedmont Mining Company, Inc.,
a North Carolina corporation

By:
Robert M. Shields, Jr.
President and Chief Executive Officer

PURCHASER:                                                       Financial Resolutions of America Corporation,
a California corporation

By:
        Michael J. Leseney
        President

Exhibit A to Series A Preferred Stock Purchase Agreement

FINANCIAL RESOLUTIONS OF AMERICA CORPORATION

PROMISSORY NOTE

$479,290.00                                                                                                                    Effective Date: March  4, 2011

For the value received, the undersigned, Financial Resolutions of America Corporation, a California corporation with a principal address of 1228 South Main Street, Lakeport, CA 95943 (the “Maker”), promises to pay to Piedmont Mining Company, Inc., a North Carolina corporation (the “Holder”), with a principal address of 18124 Wedge Parkway, #214, Reno, NV 89511 or at such other place as the holder hereof may designate, the principal sum of Four Hundred Seventy Nine Thousand Two Hundred Ninety Dollars ($479,290), with interest from the date hereof on unpaid principal at the rate of two percent (2%), simple interest per annum, based upon a 365 day year, (the “Interest Rate”).

1.           The Note.

The principal balance of this promissory note (the “Note”), which is outstanding and unpaid from time to time, is referred to as the “Principal Amount.”  This Note is being issued in connection with that certain Reorganization and Share Exchange Agreement (“Exchange Agreement”) by and among the Maker, Holder and certain shareholders of the Maker, and that certain Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) by and between the Maker and Holder, both with an effective date as of the date first written above.  All terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

2.           Repayment.

The Principal Amount, together with the balance of unpaid and accrued interest and other amounts payable hereunder shall be due on the earlier of the following (“Due Date”): (i) May 30, 2011 or (ii) the date upon or after the occurrence of a Payment Event (as defined below).  If a Due Date falls on a Saturday, Sunday or a holiday, then such payment shall be the next business day following such Due Date.  Maker hereunder shall pay all amounts of principal and interest payable in immediately available funds by cash, check or wire transfer.  All payments shall be credited first to accrued but unpaid interest due under the Note, and second, to the reduction of the outstanding Principal Amount.

3.           Prepayments.

Maker may prepay this Note in whole or in part at any time without penalty by paying cash or other immediately available funds. Partial prepayments shall be credited (a) first toward accrued but unpaid interest due under this Note and (b) second toward the reduction of the outstanding Principal Amount.

4.           Payment Event.

If one or more of the following events (each, a “Payment Event”) shall have occurred:

(a)	A closing of the Private Placement has occurred and resulted in proceeds of $10,000,000 or greater; or

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(b)
A closing of the Private Placement has occurred and resulted in proceeds of $2,000,000 or greater and Maker has provided written notice to Holder of its intention to proceed with the transactions contemplated by the Exchange Agreement.

Upon the occurrence of a Payment Event, the entire outstanding principal and unpaid interest of this Note will be due and payable immediately.  It being the intention of the parties that a portion of the funds raised in the Private Placement be used to satisfy the obligations of Maker pursuant to this Note, the parties agree to cooperate and work together to ensure that that the funds received in connection with the Private Placement and paid in connection with this Note may be used solely for the payment or other satisfaction of the obligations and amounts owing by Holder to the individuals and entities set forth on Schedule 2 to the Exchange Agreement.

5.           Other Provisions Relating to Interest and Charges.

Notwithstanding any other provision contained in this Note or in any agreement, document or instrument related to the transaction which this Note is a part:  (a) the rates of interest and charges and the payments provided for herein and therein shall in no event exceed the rates and charges and the payments which would result in interest being charged at a rate equaling the maximum allowed by law; and (b) if, for any reason whatsoever, the holder hereof ever receives as interest (or as a charge in the nature of interest) in connection with the transaction of which this Note is a part an amount which would result in interest being charged at a rate exceeding the maximum allowed by law, such amount or portion thereof as would otherwise be excessive interest shall automatically be applied toward reduction of the unpaid principal balance then outstanding hereunder.  Any such amount shall not be applied toward payment of interest (or toward payment of a charge in the nature of interest).

6.           Governing Law.

This Note is delivered in the State of California and shall be governed by and construed in accordance with the laws of the State of California without reference to its choice of law rules.

7.           Severability.

If for any reason one or more of the provisions of this Note or their application to any person or circumstances shall be held to be invalid, illegal or unenforceable in any respect or to any extent, such provisions shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible.  In addition, any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein.

8.           Successors and Assigns; Transferability.

This Note inures to the benefit of Holder and binds Maker and its respective successors and assigns.  This Note shall not be transferable or assignable, by operation of law or otherwise, by Maker or Holder without the express written consent of the other.  Any transfer in violation of this provision shall be void ab initio.

9.           Notice and Acknowledgment of Representative.

All notices and other communications required or permitted hereunder shall be in writing and shall be delivered to the address listed above.

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IN WITNESS WHEREOF, the undersigned has executed this Note on the date first written above.

MAKER

Financial Resolutions of America Corporation

By:
       Michael J. Leseney, President

Agreed to and Acknowledged:

HOLDER

Piedmont Mining Company, Inc.

By:
       Robert M. Shields, Jr.,
President and Chief Executive Officer

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Exhibit B to Series A Preferred Stock Purchase Agreement

CERTIFICATE OF DESIGNATION,

PREFERENCES AND RIGHTS

OF SERIES C PREFERRED STOCK OF

PIEDMONT MINING COMPANY, INC.

Pursuant to Section 55-6-02 of the Business Corporation Act of the State of North Carolina, the undersigned Chief Executive Officer of Piedmont Mining Company, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of North Carolina, DOES HEREBY CERTIFY that pursuant to the authority contained in the Corporation's Articles of Incorporation, as amended, and in accordance with the provisions of the resolution creating a series of the class of the Corporation's authorized Preferred Stock designated as Series C Preferred Stock as follows:

FIRST: The Articles of Incorporation, as amended, of the Corporation authorizes the issuance of 200,000,000 shares of common stock. no par value per share, and 50,000,000 shares of preferred stock, par value $1.00 per share (the “Preferred Stock”) and, further, authorizes the Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the unissued shares of Preferred Stock, not then allocated to any series into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series so established.

SECOND: By approval of the Board of Directors of the Corporation at a meeting on March 1, 2011,  the Board of Directors designated 1,000,000 shares of the Preferred Stock as Series C Preferred Stock.  The designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the Series C Preferred Stock shall be as hereinafter described.

THIRD: Article IV of the Articles of Incorporation of this Corporation is amended to include the following:

Series C Preferred Stock

The Corporation shall designate a series of preferred stock, consisting of 1,000,000 shares, as Series C Preferred Stock which shall have the following designations, rights and preferences (“Series C Preferred”):

1.
Dividends. The holders of Series C Preferred shall have no rights to receive dividend distributions or to participate in any dividends declared by the Corporation to or for the benefit of the holders of its Common Stock.

2.	Definitions. For purposes of this Certificate of Designation, the following definitions shall apply:

“Business Day” means a day in which a majority of the banks in the State of New York in the United States of America are open for business.

“Certificate of Amendment” means a Certificate of Amendment to the Corporation’s Articles of Incorporation filed with the Secretary of State of North Carolina, to, among other things, effect a Reverse Split of its outstanding shares of Common Stock.

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“Common Stock” means the Corporation’s, no par value, common stock.

“Effective Date” shall mean the later to occur of (a) the date the Certificate of Amendment becomes effective with the Secretary of State of North Carolina; and (b) the date the Reverse Split is effected with the Transfer Agent.

“Holder(s)” shall mean the person or entity in which the Series C Preferred is registered on the books of the Corporation.

“Restricted Shares” means shares of the Corporation’s Common Stock which are restricted from being transferred by the holder thereof unless the transfer is effected in compliance with the Securities Act of 1933, as amended, and applicable state securities laws, which shares shall bear the following restrictive legend (or one substantially similar):

"The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act.  The securities have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable state securities act, or (ii) that registration is not required under any such acts."

“Reverse Split” means a reverse stock split of the Corporation’s outstanding shares of Common Stock which has been approved by a majority of the Corporation’s voting shares (which includes the voting rights of the Series C Preferred) subsequent to a filed Schedule 14A or Schedule 14C Information Statement.

3.
Liquidation Preference. The Holders of the Series C Preferred Stock shall be entitled to a liquidation preference in an amount of $1.00 per share prior to the holders of Common Stock in the event of liquidation.

4.	Conversion Rights. The Series C Preferred shall have the following conversion rights (the “Conversion Rights”):

a.
Automatic Conversion.  Upon the Effective Date of the Reverse Split (the “Automatic Conversion Date”), each share of Series C Preferred Stock will automatically convert into shares of the Corporation’s post-Reverse Split Common Stock (the “Automatic Conversion”), at the rate of Nine (9) post-Reverse Split share of the Company’s Common Stock for each One  (1) share of Series C Preferred held by each Holder of Series C Preferred (the “Conversion Rate”), without any required action by the Holder thereof.  As soon as practicable after the Automatic Conversion, each stock certificate (if any) evidencing ownership of the Series C Preferred shares (the “Series C Preferred Stock Certificate(s)”), shall be surrendered to the Corporation for exchange by the Holders thereof.  Upon receipt of the Series C Preferred Stock Certificates, duly endorsed, or certifications confirming the ownership of such Series C Preferred Stock, the Corporation (itself, or through its transfer agent) shall promptly issue to the exchanging Holder that number of shares of Common Stock issuable upon conversion of such shares of Series C Preferred Stock being converted, under the Conversion Rate (the “Conversion Shares”).  All Common Stock issued to the exchanging Holder will be issued as Restricted Shares.

In the event that the Series C Preferred Stock Certificates are not surrendered to the Corporation within Five (5) Business Days of the Automatic Conversion Date, each Series C Preferred Stock Certificate shall automatically, and without any required action by the Holders thereof be cancelled and terminated and the Conversion Shares shall be issued to the prior Holders of the Series C Preferred Stock Certificates pursuant to and in connection with the Conversion Rate and mailed to such Holders at their address of record as provided by such Holders to the Corporation.  All Common Stock issued to the exchanging Holder will be issued as Restricted shares.

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b.
Taxes. The Corporation shall not be required to pay any tax which may be payable in respect to any transfer involved in the issue and delivery of shares of Common Stock upon conversion in a name other than that in which the shares of the Series C Preferred so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax, or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

c.
No Impairment. The Corporation will not through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series C Preferred against impairment. Notwithstanding the foregoing, nothing in this Section 4 shall prohibit the Corporation from amending its Articles of Incorporation with the requisite consent of its shareholders and the Board of Directors.

d.
Fractional Shares. If any conversion of Series C Preferred would result in the issuance of a fractional share of Common Stock (aggregating an individual Holder’s  shares of Preferred Stock being converted pursuant to the Automatic Conversion), such fractional share shall be rounded to one whole share of Common Stock.

5.
Voting. The shares of Series C Preferred shall have the same voting rights as those accruing to the Common Stock and shall vote that number of voting shares as are issuable upon conversion of such Series C Preferred that any Holder holds as of the record date of any such vote based on the Conversion Ratio. The voting rights of the Series C Preferred shall be applicable regardless of whether the Corporation has a sufficient number of authorized but unissued shares of Common Stock then available to affect an Automatic Conversion. Each Holder of the Series C Preferred shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting in accordance with the by-laws of the Corporation.  Unless otherwise required by law, the Series C Preferred shall vote with the Common Stock together as a class with respect to any question upon which holders of Common Stock have the right to vote.

6.	Dividends. The Holders of the Series C Preferred shall not be entitled to receive dividends paid on the Common Stock and the Series C Preferred shall not accrue any dividends.

7.	Redemption Rights. The shares of Series C Preferred shall not have or be subject to any redemption rights.

8.
Protective Provisions. Subject to the rights of series of Series C Preferred which may from time to time come into existence, so long as any shares of Series C Preferred are outstanding, this Corporation shall not without first obtaining the approval (by written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series C Preferred, voting together as a class:

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(a)	Increase or decrease (other than by conversion) the total number of authorized shares of Series C Preferred;

(b)
Effect an exchange, reclassification, or cancellation of all or a part of the Series C Preferred, including a reverse stock split (other than the Reverse Split), but excluding a stock split, so long as the Series C Preferred’s Conversion Rights are not diminished in connection therewith;

(c)
Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series C Preferred other than as provided herein or in any Share Exchange Agreement or related document entered into between the Corporation and the Holders of the Series C Preferred; or

(d)
Alter or change the rights, preferences or privileges of the shares of Series C Preferred so as to affect adversely the shares of such series, including the rights set forth in this Certificate of Designation.

9.
Preemptive Rights. Holders of Series C Preferred and holders of Common Stock shall not be entitled to any preemptive, subscription or similar rights in respect to any securities of the Corporation, except as specifically set forth herein or in any other document agreed to by the Corporation.

10.
Notices.  In addition to any other means of notice provided by law or in the Corporation's Bylaws, any notice required by the provisions of this Certificate of Designation to be given to the Holders of the Series C Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each Holder of record at such Holder's address appearing on the books of the Company.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed by its Chief Executive Officer as of this 3rd day of March 2011.

Piedmont Mining Company. Inc.

By:
Robert M. Shields, Jr.
Chief Executive Officer

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